Exhibit 26 (g) vi. a1 5.

AMENDMENT to the

SELECTED AUTOMATIC YRT AGREEMENTS

listed below

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter referred to as the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL) Non-New York State, Original Treaty Effective Date: April 1, 2005

and

Coverage: Strategic Edge GUL with or without the variable rider (GVUL) New York State Business Only,

Original Treaty Effective Date: April 1, 2010

Effective upon policy anniversary renewal beginning February 1, 2012, Schedule D and Base Rate Table of the above-referenced Agreements are hereby revised by the attached “Schedule D: Reinsurance Premium Rates Revised February 1, 2012” and “Base Rate Tables Revised February 1, 2012”. This amendment will serve to update rates in accordance with the Reinsurance Rate Adjustment Mechanism as described in Schedule K of the above-referenced Agreements. Rate changes apply to          as well as         . The rates herein shall be used for          effective on or after February 1, 2012         .

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

/s/ Peter G. Ferris		Date:	7-9-12
Peter G. Ferris
Vice President & Actuary

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C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7-9-12
Peter G. Ferris
Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7-9-12
Peter G. Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Senan O’Loughlin	Date:	26 JUNE 12
Print name:	Senan O’Loughlin
Title:	SVP

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Joseph Lapine	Date:	June 26, 2012
Print name:	Joseph Lapine
Title:	Senior Vice President

[page break]

SCHEDULE D: REINSURANCE PREMIUM RATES

REVISED FEBRUARY 1, 2012

Premiums for Standard Risks (Currency – U.S. Dollars)

The premium rates          shall be the following percentages times the          (attached below) for males and females as appropriate (        ):

        %

        %

        %

The premium shall be         . The Reinsurer and Ceding Company shall participate in the Rate Adjustment Mechanism in SCHEDULE K: RATE ADJUSTMENT MECHANISM. Rate changes apply to         .

Policy Fees: No policy fees shall be paid under this Agreement.

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Base Rate Table: Revised February 1, 2012
(Note: The Base Rate Table remains unchanged)
Base Rate Table: the following table will be used as . This table will be the to create the appropriate reinsurance premium rates.
The in the base rate table are and then by , where the resulting premium .

For rates, the rates in the Base Rate Table will be for
and .

Base Rate Table

	Male		Female
Attained		Male		Female
Age
[table deleted]

[page break]

Calculation of New Rates to become effective on February 1, 2012

New rates are calculated as follows.

1.			2.		3. Determine New Pay Percentages
Base Rate Tables			Base Rate Table For		a. Select rates: pay percentages
Attained Age	Unisex Non Smoker	Unisex Smoker	Attained Age	Unisex Unismoke		Original Pay %	New Pay %
[table deleted]			[table deleted]		[table deleted]

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL) Non-New York State

Effective: April 1, 2005

Effective April 1, 2012, the Amendment effective date, Exhibit I: Reinsurer’s Assigned Pool Percentages of the above-referenced Agreement will be replaced with the attached Exhibit I: Reinsurer’s Assigned Pool Percentages which revises the         .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-19-12
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-19-12
Peter G. Ferris
Vice President & Actuary

C. M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	11-19-12
Peter G. Ferris
Vice President & Actuary

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         eff 4/1/12

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Senan O’Loughlin	Date:	12 NOV 2012
Print name:	Senan O’Loughlin
Title:	Senior Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Audrey Chervansky	Date:	Nov. 12, 2012
Print name:	Audrey Chervansky
Title:	Vice President

[page break]

EXHIBIT I: Reinsurer’s Assigned Pool Percentages

Swiss Re Life & Health America Inc.

[table deleted]

[table deleted]

[page break]

EXHIBIT I: Reinsurer’s Assigned Pool Percentages (Continued)

Swiss Re Life & Health America Inc.

[table deleted]

[page break]

EXHIBIT I: Reinsurer’s Assigned Pool Percentages (Continued)

Swiss Re Life & Health America Inc. Effective 4/1/2012

[table deleted]